UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On April 17, 2012, William Swain informed the chairman of our board of directors that he would be retiring and, accordingly, submitted his voluntary resignation as our Chief Financial Officer and Secretary, to be effective as of May 12, 2012.

Election of Directors

On April 17, 2012, we appointed Michael Brochu as a Class II member of our board of directors, to serve as such until the 2013 annual meeting of our shareholders or, if earlier, until his resignation, removal or replacement.

From November 1997 until its acquisition in November 2004 by Art Technology Group, Inc., Mr. Brochu served as the President, Chief Executive Officer and Chairman of the Board of Primus Knowledge Solutions, Inc. Mr. Brochu was a member of the board of directors of Art Technology Group from November 2004 until its acquisition by Oracle Corporation in January 2011. Beginning in December 2003, Mr. Brochu served as a director of Loudeye Corp., and beginning in February 2005, as its President and Chief Executive Officer. In October 2006, Loudeye Corp. was acquired by Nokia Corp. Mr. Brochu left Nokia Corp. in December 2006. From June 2007 until its acquisition in September 2011 by WPP PLC, Mr. Brochu served as President, Chief Executive Officer and a director of Global Market Insite, Inc.

Concurrently with our appointment of Mr. Brochu as a director, we granted him options under our 2008 Equity Incentive Plan to purchase up to 700,000 shares of our common stock at an exercise price of $0.17 per share. The options are immediately exercisable, will vest in 33 equal monthly installments beginning on August 17, 2012, and will expire on April 16, 2022.  We have the right, should the options be exercised prior to their full vesting, to repurchase the unvested portion of the shares issued upon their exercise at the options’ exercise price upon termination of Mr. Brochu’s status as a director.

As a non-employee director, Mr. Brochu will be eligible to be compensated for his attendance at board meetings and to receive periodic stock option grants. For further information regarding Compensation of Directors, see Item 11 in our annual report on Form 10-K for the year ended December 31, 2011.  We also entered into our standard non-employee director indemnification agreement with Mr. Brochu.

Item 8.01.   Other Events

We issued a press release on April 18, 2012 announcing the appointment of Eldad Eilam as our Interim Chief Executive Officer, effective April 13, 2012, and the resignation of Robert Dilworth as our Chief Executive Officer and as a member of our board of directors, effective April 12, 2012.

We issued a press release on April 20, 2012 announcing the appointment of Michael Brochu as a member of our board of directors.

Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description

99.1	Press Release issued on April 18, 2012
99.2	Press Release issued on April 20, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2012

GRAPHON CORPORATION

By:    /s/ William Swain
Name:  William Swain
Title:  Chief Financial Officer